Exhibit 10.1

This Lease Contract (“Contract”)

Party A (“Lessor”): China Construction Bank Tianjin Tariff-free Zone Branch

And

Party B (“Lessee”): Tianjin Shisheng Investment Group Ltd.

According to <Chinese Contract Law> and related regulations, the Lessor and Lessee made the following agreements upon friendly negotiation:

Article 1 Location, area, decoration and facilities
1.1	The Lessor rents real estate property located No.87 Haibin Road, Tianjin Tariff-free Zone, China Construction Bank Building to Party B.

1.2	Total area is 1521 square meters, which including 1000 square meters on second floor and 521 square meters on first floor

1.3	The decoration and facilities conditions are as appendix of this contract and this appendix shall be used as the checking and accepting standard at the expiration.

1.4	The leasing period is 84 months from March 31, 2003 to April 1, 2010

1.5	The property will be used as Party B’s office only

1.6	Party A is entitled to withdraw the property at expiration and Party B shall give the property back to Party A

1.7	If Party B has the intension to extend the contract, it shall write to Party A one month prior to the expiration

1.8	The Lessee is entitled to the priority of renewal of the Contract when it expires

1.9	Annual rental is RMB 100,000 and the total value of this contract is RMB 700,000

1.10	Party B shall pay the full contract amount at the execution.

Article 2 Fee and Tax during the leasing

2.1 Fees shall be covered by Party A

A. Party A shall pay property tax and land tax during the leasing period, if any fee claimed by government not listed here occurred, Party A shall cover.

2.2 Fees shall be covered by Party B

A. Party B shall pay to Party A RMB 20,000 hydro per quarter to Party A and Party A shall issue valid invoices

B.  Party B shall pay for air-conditioning fee and central heating fee base on the leasing area, Party B shall pay the fee monthly to Party A and Party A shall issue valid invoices.

2.3 Party B shall pay its proper motion on time

2.4 Party A shall not presume fee paid by Party B which not are listed in this contract

Article 3 Usage and Maintenance

3.1 Party A ensures the safety usage of the property during the leasing, all the maintenance is Party A’s responsibility during the leasing except damaged by Party B.

3.2 Maintenance or fixation shall be noticed to Party B 10 days in advance and Party B shall cooperate with Party A

3.3 If Party B send the maintenance requirements to Party A, Party A shall provide the service on time

3.4 Party A is not responsible for decoration part completed by Party B.

3.5 Party B shall use the property properly, and the damages caused by improper usage is Party B’s responsibility.

3.6 If Party B needs to change the inside structure or decoration of the property, it shall require the approval by written, and the design plan, construction and decorating materials shall be approved by Party A in written before usage. At the expiration or the contract terminated due to Party B’s reason, Party A has the right to choose from the following:

A. Decoration of the property belongs to Party A

B. Require Party B to return the property to original

C. Require Party B to cover the expenses occurred for pay for the recover expenses

3.7 During the leasing period, Party A has right to transfer the title of the property, this contract keeps being valid for the new party and Party B after the title transfer

3.8 Party B has right to sub-lease the property wholly or partially

3.9 If Party A is to sell the property, it shall send written notice to Party B one month in advance and Party B is entitled to have the purchase priority

Article 4 Adjustment, dissolution and termination of contract

4.1 Both parties can adjust or terminate this contract upon the negotiation and approval by the other party

4.2 Party B can terminate the contract if Party A:

A. Cannot provide the property for usage or the condition of the property cannot meet the agreed terms, which seriously affected the usage of the property by Party B

B. Party A does not fulfill the maintenance responsibilities which seriously affected the usage of the property by Party B

4.3 Party A can withdraw the property if Party B:

A.  Change the structure of the property without written approval by Party A

B. Party B damages the property and doesn’t repair within the required period

C. Change the usage of the property without written approval by Party A

D. Use the property to store dangerous articles or pursue illegal activities

E. Doesn’t pay occurred expenses for more than 3 months, which induce the losses on Party A

4.4 If Party B has intension to extend the contract it shall give written notice to Party A 1 month prior to the expiration. If Party A continuously lease the property after contract expiration, Party B has priority of the lease under same condition

4.5 Contract will be automatically terminated at expiration

4.6 Contract will be terminated under force majeure

Article 5 Compensation

5.1 Party A shall compensate 20% of total contract value to Party B if Party A cannot provide the property and Party A shall reimburse Party B the related losses

5.2 If Party B performs the maintenance or repair of the property under emergency or due to Party A’s negligence, Party A shall reimburse Party B the occurred expenses and Party B shall provide to Party A invoices

5.3 Party A shall reimburse Party B 20% of total contract value if it withdraw the property before expiration, and the compensation amount shall cover all the losses

5.4 If the contract is not legally binding due to Party A’s ownership issue or the leasing the illegal, Party A shall reimburse Party B’s losses

5.5 If Party B delays the rental payment, Party B shall reimburse Party A the daily rental amount per delayed day

5.6 At the expiration, Party B shall return the property to Party A, Party B shall pay daily rental for each day of delayed return of property and Party B is responsible for the losses caused

5.7 Both parties has no responsibilities to compensate each other under Force Majeure

5.8 The losses caused by government’s reform or restructure order shall be excluded by both parties

5.9 If the contract is terminated due to the reasons as hereinabove, the rental shall be calculated by the real usage

Article 6 Settlement of Disputes

Both parties shall try to resolve any disputes based on friendly negotiations before appealing to local jurisdiction under where the real estate is governed.

Article 7

The contract is in quadruplicate with Lessor and Lessee holding two copies each.

Party A (“Lessor”): China Construction Bank Tianjin Tariff-free Zone Branch

(Legal Representative signature, Corporate Seal)

Party B (“Lessee”): Tianjin Shisheng Investment Group Ltd.

(Legal Representative signature, Corporate Seal)